As filed with the Securities and Exchange Commission on November 27, 2013

Registration No. 333-186331

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER

 THE SECURITIES ACT OF 1933

NXT-ID, INC.

(Exact name of registrant as specified in its charter)

Delaware	334118	46-0678374
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Reservoir Corporate Centre

4 Research Drive, Suite 402

Shelton, CT 06484

(203) 242-3076

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Gino Pereira

Chief Executive Officer

One Reservoir Corporate Centre

4 Research Drive, Suite 402

Shelton, CT 06484

(203) 242-3076

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

 David Danovitch, Esq.

Zachary Blumenthal, Esq.

Avraham Adler, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, New York 10022

(212) 603-6300

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment deregisters those securities that remain unsold as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (File No. 333-186331) of Nxt-ID, Inc. (the “Company”), which was filed with the Securities and Exchange Commission on January 31, 2013, as supplemented from time to time, relating to the resale of up to 1,076,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) by the selling shareholders identified in the prospectus included therein (the “Registration Statement”).

The Company hereby amends the Registration Statement to deregister any shares of Common Stock that have not yet been sold by the selling shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on November 27, 2013.

NXT-ID, INC.

By:	/s/ Gino Pereira
Gino Pereira President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gino Pereira
Gino Pereira	President, Chief Executive Office, Chief Financial Officer and Director	November 27, 2013
(Principal Executive Officer)

/s/ David Gust
David Gust	Director	November 27, 2013

/s/ Michael J. D’Almada-Remedios
Michael J. D’Almada-Remedios	Director	November 27, 2013